INSTITUTIONAL INVESTMENT STRATEGY FUND

Investor Class Shares
Founder Class Shares
of Beneficial Interest

Supplement dated January 13, 2026
to the Prospectus and SAI dated July 29, 2025
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Buena Capital Advisers, LLC, the investment adviser to the Institutional Investment Strategy Fund (the “Fund”), has changed its name to Ivy Invest Corporation as part of a tax status reclassification.
Effectively immediately, all references to “Buena Capital Advisers, LLC” in the Fund’s Prospectus and Statement of Additional Information are replaced with “Ivy Invest” and all references to buenacapital.com are replaced with ivyinvest.co.
There has been no change of control of the adviser, and the adviser’s address and the Fund’s portfolio manager remain the same.
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This Supplement and the Prospectus and SAI provide relevant information for all shareholders and should be retained for future reference. These documents have been filed with the Securities and Exchange Commission, and the Fund’s registration statement on Form N-2, dated July 29, 2025 and are incorporated herein by reference.